Exhibit 10.20

THESE MINUTES OF SETTLEMENT dated March 22, 2006.

BETWEEN:

                   QUADRANGLE HOLDINGS LIMITED, a body corporate ("Quadrangle")

                                                             OF THE FIRST PART

                                     - and -

                   SHANNON INTERNATIONAL INC., a body corporate  ("Shannon")

                                                            OF THE SECOND PART

Whereas: In 2004, Shannon and Quadrangle entered into an agreement for the exercise of certain common stock purchase warrants of Shannon held by Quadrangle wherein Quadrangle gave Shannon a promissory note secured by 500,000 common shares of Rally Energy Corporation and Shannon issued Quadrangle 400,000 shares of its common stock upon the exercise of a previously issued warrant held by Quadrangle (the "Shannon Warrant").

And Whereas: Shannon following improper actions of the previous president and chief executive officer of Shannon with respect to the Quadrangle promissory note and collateral owes Quadrangle the value of 373,000 shares of Rally Energy Corporation common stock (the "Actions").

And Whereas: Shannon is desirous of making restitution to Quadrangle and settling this matter amicably;

And Whereas: Shannon and Quadrangle have agreed to settle this matter without prejudice to the rights of Quadrangle in the event that Quadrangle is not repaid in full pursuant to the terms hereof and without prejudice to the rights of Quadrangle as against other parties who were directly or indirectly responsible for the Actions (the "Settlement Agreement").

NOW THEREFORE THE PARTIES HERETO HAVE AGREED as follows, subject to the execution and delivery of documents described herein, security documents and such other documents satisfactory to Quadrangle and its counsel to complete the terms contemplated below:

     1. Shannon shall effect the designation and issuance to Quadrangle of a Class of Shannon Preferred Stock the form of which is attached hereto. The initial stated value of which shall include the reasonable and accountable expenses of Quadrangle incurred with respect to this matters to which this Settlement Agreement relate.


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     2.   The Closing Date shall be no later than March 27, 2006 or such other date convenient to Quadrangle.

     3. All obligations of Quadrangle with respect to the promissory note given to Shannon for the exercise of the Shannon Warrant is released without any further obligation of Quadrangle.

     4. The 400,000 common shares of Shannon issued to Quadrangle pursuant to the exercise of the Shannon shall be credited to the shares issued pursuant to section 5 below and the Shannon Warrant shall have expired pursuant to its terms.

     5. Quadrangle shall receive on Closing to 968,750 common shares of Shannon equal ten percent of the Initial Stated Value of the Series A Preferred Stock at $0.08 US per share and a further warrant to acquire 968,750 common shares at a price of $0.08 US in the form attached hereto.

     6.   References herein are to Canadian Dollars unless otherwise indicated.

     7. This Settlement Agreement shall be governed by the laws of the Province of Nova Scotia, Canada and the parties irrevocably attorn to the jurisdiction thereof.

     8.   Time shall be of the essence in all respects.

     9. This Settlement Agreement and the documents flowing therefrom constitute the entire agreement between the parties and supersedes all previous agreements, verbal or written, with respect to any matters referred to herein

     10. The rights hereunder may be assigned by Quadrangle or any subsequent assignee on notice to Shannon at anytime and from time to time. Shannon shall not assign the obligations hereunder with the prior written consent of the holder of the rights hereunder. References to Quadrangle include any holder.

     11. Shannon shall file a Current Report on Form 8-K reporting this Settlement Agreement with Quadrangle and the Change in Control of Shannon as result thereof.

     12. Quadrangle acknowledges as a result of this Settlement Agreement is has become an affiliate and control person of Shannon pursuant to the United States Securities Exchange Act of 1934 and regulations of the U.S. Securities and Exchange Commission and shall comply with all ownership reporting and other obligations of an affiliate of Shannon.

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     13.  Upon the redemption of the Preferred Stock issued to Quadrangle or the conversion in whole or in part into Shannon common stock, Quadrangle shall have released Shannon and its current officers and directors from any and all liability with respect to the Actions. Such release shall not apply to any claims against Shannon's previous President and Chief Executive Officer or any other parties except for the present officers and directors of Shannon.

     14. The parties acknowledge that a General Security Agreement over Shannon assets has been filed with the Province of Alberta on or about November 23, 2005. Shannon agrees to take any and all steps necessary to dispute the validity and obtain the release thereof in favor of the security interest to Quadrangle referenced in Section VB of the attached Certificate of Designation of Series A Preferred Stock.

     15. This Agreement may be executed in any number of counterparts of the signature page, each of which shall be considered an original. In addition, a signature which is reproduced by facsimile transmission shall be deemed an original.

     16. Any notice or other document required or permitted to be given to any party hereunder shall be validly given if delivered personally (including by courier service) or mail by prepaid registered mail, return receipt requested, or sent by facsimile transmittal addressed to the addressee thereof at the following respective addresses:

          If to Shannon at:

          100 - 238A Brownlow Avenue
          Dartmouth, Nova Scotia, Canada
          B3B 2B4
          Attention:  J. William (Bill) Clements, President
          Phone: 902.481.7225 Ext. 1002
          Fax: 902.481.7224

          and with a copy to:

          Dennis Brovarone
          Secretary and a Director
          18 Mountain Laurel Drive
          Littleton, Colorado
          U.S.A. 80127 Phone: 303.466.4092 Fax: 303.466.4826



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       If to Quadrangle:                        and with a copy to:

       TK House Bayside Executive Park          RBC Law Inc.
       West Bay Street & Blake Road             Suite L105, 1701 Hollis Street
       Nassau, The Bahamas                      Halifax, NS, B3J 3M8, Canada
       Attention:  Patrice McKinney             Attn:  R. Blois Colpitts
       Phone: 1.242.502.8904                    Phone:  902.431.3126
       Fax: 242.502.8840                        Fax:  902.431.3001

Any notice or other document so mailed shall be deemed to have been received by and given to the addressee on the fourth Business Day following the date of mailing; if delivered, shall be deemed to have been received by and given to the addressee on the date of delivery; and if given by facsimile transmittal, shall be deemed to have been received by and given to the addressee on the next Business Day following the date of sending. Any part may, at any time, give notice in writing to the others of any change of address for these purposes. In the event of any actual or threatened postal interruption in Canada, no such notice shall be deemed to have been received until it has in fact been received by the party for whom it is intended.

IN WITNESS WHEREOF the parties hereto have each properly executed these minutes of settlement.

SIGNED AND DELIVERED              )      SHANNON INTERNATIONAL
in the presence of                )      INCORPORATED
                                  )
                                  )
                                  )      By:  /s/ J. Williams Clements
                                             ------------------------------
____________________________      )          J. William Clements, President

Witness                           )      By: /s/ Dennis Brovarone
                                             ------------------------------
                                  )          Dennis Brovarone, Secretary

                                  )
                                  )
SIGNED AND DELIVERED              )      QUADRANGLE HOLDINGS LIMITED
in the presence of                )

                                  )      By: /s/ David Richardson, Director
/s/ Patrice McKinney                        ---------------------------
----------------------------      )
Witness                           )      And:_____________________(cs)


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